Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Shoals Parent LLC

Portland, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 2021, relating to the consolidated financial statements of Shoals Parent LLC appearing in Shoals Technologies Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA LLP

Austin, Texas

July 12, 2021